Arizona Association of REALTORS

ADDENDUM 2

Document updated: June 1993

ARIZONA association of REALTORS® REAL SOLUTIONS. REALTOR® SUCCESS

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

This is an addendum originated by the: ☐ Seller ☑ Buyer ☐ Landlord ☐ Tenant.

This is an addendum to the Contract dated 09/24/2022 (MO/DA/YR) between the following Parties:

Seller/Landlord: [redacted]

Buyer/Tenant: Arrived Holdings, Inc

Premises: 32 San Patricio Drive, Sedona, AZ 86336

The following additional terms and conditions are hereby included as a part of the Contract between Seller and Buyer for the above referenced Premises:

The inspection deadline, per Line 213 of the purchase contract, shall be extended to 10/5/22.

The undersigned agrees to the additional terms and conditions and acknowledges receipt of a copy hereof.

[redacted] 10/04/2022 MO/DA/YR

[redacted] ■ Buyer

☐ Landlord ☐ Tenant

[redacted] 10/4/2022 MO/DA/YR

☒ [redacted]

_______________ MO/DA/YR

☐ Seller ☐ Buyer

☐ Landlord ☐ Tenant

☐ Landlord ☐ Tenant

For Broker Use Only:

Brokerage File/Log No. ________ Manager's Initials ________ Broker's Initials ________ Date ________ MO/DA/YR